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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated February 8, 2001 (except for Note C as to which the date is March 7, 2001) accompanying the financial statements and schedule included in the Annual Report of The Sportsman's Guide, Inc. on Form 10-K for the fiscal year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of The Sportsman's Guide, Inc. on Forms S-8 (File No.333-26311, effective May 1, 1997; File No. 333-26313, effective May 1, 1997; File No. 333-26315, effective
May 1, 1997; File No. 333-26317, effective May 1,1997; File No. 333-39765, effective November 7, 1997; and File No. 333-80869, effective June 17, 1999) and on Form S-3 (File No. 333-50369, effective May 8, 1998).



                                                          /s/ Grant Thornton LLP

Minneapolis, Minnesota
March 23, 2001